UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2020

SECURITY NATIONAL FINANCIAL CORPORATION

(Exact name of registrant as specified in this Charter)

Utah	000-09341	87-0345941
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

121 West Election Road, Suite 100, Draper, Utah	84020
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (801) 264-1060

Does Not Apply
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [   ]

Item 8.01.  Other Events

Amendment to Stock Repurchase Plan

On December 4, 2020, the Board of Directors of Security National Financial Corporation (the “Company”) approved an amendment to the Company’s Stock Repurchase Plan which authorized the repurchase of additional shares of the Company’s Class A Common Stock in the open market. This amendment in the form of an additional share repurchase authorization would increase the number of authorized shares that may be repurchased in the open market by another 700,000 shares of the Company’s Class A Common Stock. It should be noted that 234,323 of the original 300,000 shares of the Company’s Class A Common Stock that the Board authorized on September 7, 2018 have been repurchased in the open market.

Item 9.01.  Financial Statements and Exhibits

(c)Exhibit

99.1 Amendment to Stock Repurchase Authorization Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY NATIONAL FINANCIAL CORPORATION
(Registrant)

Date: December 7, 2020	By:	/s/ Scott M. Quist
Scott M. Quist, Chairman, President and
Chief Executive Officer